Exhibit 10.74

INFORMATION MARKED BY [**] HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTION HAS BEEN SEPARATELY FILED WITH THE SECURITIES EXCHANGE COMMISSION.

Amendment 1 to Business Partner Agreement MA-13-000677
This Amendment #1 ("Amendment 1") is dated as of August 19, 2016 ("Effective Date") by and between Lenovo PC HK. Limited ("Buyer"), LifeMed ID, Inc. ("Partner" or "LifeMed") and LifeMed's parent company, OrangeHook, Inc. ("OrangeHook") (collectively, the "Parties") and constitutes an amendment to the Business Partner Agreement between the Parties dated March 10, 2016 (the "Agreement").
Capitalized terms used herein but not otherwise defined shall have the meaning ascribed thereto in the Agreement.
WHEREAS, the Parties have entered into the Agreement under which Supplier will provide certain Software and Services described therein; and
WHEREAS, the Parties agree to amend the Agreement in the manner set forth below.
NOW, THEREFORE, in consideration of the foregoing and the mutual promises, conditions and covenants set forth herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
(1)     Section 12.0 Parental Guarantee of the Agreement. Section 12.0 Parental Guarantee is hereby deleted and replaced in its entirety with the following:
12.0 Parental Guarantee. OrangeHook guarantees the prompt and satisfactory performance of obligations and responsibilities under the Agreement related to all financial obligations of Partner, including but not limited to, payment of damages, indemnification, or clawing-back of any Lenovo pre-payments to Partner related to the Minimum Monthly Usage Fee (as defined in Section 2.A. of Exhibit B) that have been in any manner cancelled by Customer in accordance with all the terms and conditions of the Agreement. Such payments are to be determined using the stipulated loss charts created at the time of Customer engagement. A draft stipulated loss chart will be designed and sent to LifeMed/OrangeHook for their edits and approval. If defaults in performance of its Financial Obligations occur, OrangeHook shall pay to Lenovo or Lenovo's Affiliate(s) all damages, costs and expenses that Lenovo or Lenovo Affiliate(s) are entitled to recover from Partner by reason of such default. This guaranty shall continue in force until all obligations of Partner under the Agreement have been completely discharged. OrangeHook shall not be discharged from liability under this guaranty as long as any claim by Lenovo or Lenovo Affiliate against Partner remains outstanding.
(2)     Exhibit A, Section 3. Deal Specifics, Subsection ii. Exhibit A, Section 3. Deal Specifics, subsection ii is deleted in its entirety and replaced with the following:
ii.         LifeMed and Lenovo will establish pricing. The Customer pays nothing up front for the hardware, but rather Customer gets hardware and services as a subscription; provided, however, that Customer pays a service fee on a monthly basis for the overall Service and Bundled System (the bundle, or Hardware), plus Lenovo Services and any additional Partner Services (collectively, the Monthly Service Fee (as defined in Exhibit B, Section 2.A. Revenue Share)).

(3)     Exhibit A, Section 3. Deal Specifics, Subsection vii. Exhibit A, Section 3. Deal Specifics, subsection vii is deleted in its entirety and replaced with the following:
vii.
Lenovo will provide Hardware to Customer under a subscription basis, the payment stream for which will be assigned to Lenovo Financial Services. Lenovo Financial Services will manage all billing and distribution of revenue sharing.

(4)     Exhibit A, Section 3. Deal Specifics, Subsection viii. Exhibit A, Section 3. Deal Specifics, subsection viii is deleted in its entirety and replaced with the following:
viii.    Lenovo will act as primary bundler and distributor for the Bundled Systems.
(5)     Exhibit A Section 3. Deal Specifics, Subsection ix. Exhibit A, Section 3. Deal Specifics, subsection ix is deleted in its entirety and replaced with the following:
ix.
Lenovo, Partner or a Lenovo subcontractor will be responsible for installation and such charge will be part of the Monthly Services Fee (as such term is defined in Exhibit B, Section 2.A. Revenue Share).

(6)     Exhibit A, Section 5., Subsection G. Exhibit A, Section 5., subsection G is hereby amended by inserting the following:

(d)     Site Survey - Partner will assist Lenovo in performing the necessary End User site survey and assessment of all physical software, hardware, and infrastructure requirements. This survey will be performed at the initial project activation and may require onsite visits and meetings with the End User. Survey documents will be created that include necessary information, pictures, and confirmation of attributes associated with the deployment and installation processes.

(e)     Project Plan — Partner will provide a Project Manager for their respective tasks that will work side by side during implementation with the Lenovo Project Management Office. As part of the integration workflow for the bundled solution, Partner will provide an End User specific project plan that will be incorporated into the overall Lenovo end to end implementation plan. The project plan will detail tasks and deliverables provided by Partner and those required of the End User.

(7)     Exhibit B Section 2.A. Revenue Share. Exhibit B, Section 2.A. Revenue Share is deleted in its entirety and replaced with the following:
A.   Lenovo, Partner and LFS will price opportunities, the monthly fee for which the components will include: i) the price of Lenovo Services (installation, support, etc. as specified in Section 3. Deal Specifics of Exhibit A); ii) Hardware; iii) subscription usage; iv) LFS services; and v) Partner Services (the Services provided pursuant to Section 2 of Exhibit A) (collectively, "Monthly Service Fee").
Partner and Lenovo agree to share that portion of gross revenue ("Revenue Share") for all minimum monthly usage fees charged for Partner Services ("Minimum Monthly Usage Fee") plus any additional charges for Customer use that exceeds the Minimum Monthly Usage Fee ("Monthly Overage Fee") (the combination of the Minimum Monthly Usage Fee and the Monthly Overage Fee referred to hereinafter as the "Total Partner Monthly Service Fee") based on the distribution outlined in the following table:

Revenue Share Percentage based on Sale Scenarios ("Revenue Share Percentage")
	LifeMed	Lenovo
LifeMed ID Direct	[**]%	[**]%
Lenovo & LifeMed	[**]%	[**]%
Third Party & LifeMed	[**]%	[**]%
Third Party (Lead), Lenovo & LifeMed	[**]%	[**]%
Lenovo (Lead), Third Party & LifeMed	[**]%	[**]%
Lenovo (Lead), Third Party, LifeMed & Reseller	[**]%	[**]%

Once a deal with a Customer is signed, Lenovo, according to the payment terms in this Agreement, will make upfront payments to Partner for the full value of all Customer agreements signed during a Reporting Period. The upfront payment of Revenue Share will be the applicable Revenue Share Percentage for the Minimum Monthly Usage Fee portion of the Customer's Monthly Service Fee ("Upfront Payment"). The Upfront Payment does not include the Revenue Share for the Monthly Overage Fee that the Customer may incur during the term of the Customer Agreement. The Monthly Overage Fee will be calculated by Partner and reported to LFS as provided in this Agreement. LFS will then bill the Customer for the Monthly Overage Fee and then in turn pay Partner the applicable Revenue Share Percentage of the Monthly Overage Fee ("True-Up Payment"). In consideration for the Upfront and True-Up Payments, Partner agrees to assign, transfer and/or convey to Lenovo all rights and interests in the Total Partner Monthly Service Fee.
If a Customer cancels its Service for any reason, including without limitation, for Partner's failure to provide Service, material breach of the Customer Terms and Conditions by Partner, termination for convenience, then Lenovo will be entitled to a refund from Partner of the Upfront Payment remaining on the Customer Agreement. For purposes of clarity, True-Up Payments will not be subject to the claw-back provisions of Section 12 of the Agreement. Such payments are to be determined using the stipulated loss charts created at the time of the Customer engagement. If such stipulated loss charts are not created, then the amount of refund can be reached using another formula agreed to by the Parties. Such payment will be due from Partner 45 days after such Customer service cancellation. If Partner fails to refund such remaining Service Fee Lenovo can offset such monies owed against future Service Fee payments owed for other Customer Agreements.

(8)     Exhibit C, Support Service Requirements, Section 3. Support to Lenovo. Exhibit C, Support Service Requirements, Section 3. Support to Lenovo is modified by adding the following:
Partner will receive transferred voice calls or electronic support tickets from Lenovo's helpdesk for resolution with the End User 24 hours a day, 7 days a week. Partner will use the Lenovo ticketing system to receive the associated case detail and make all updates on a frequency and urgency associated with the Severity assigned to the case, (or least daily) until the issue is resolved and a fix is provided. Partner will participate in a review of all open/closed cases with Lenovo, and provide a status and action plan on all cases until they are resolved.

(9)     Exhibit C, Support Service Requirements, Section 4. Training. Exhibit C, Support Service Requirements, Section 4. Training is modified by adding the following:
Partner will provide a written knowledge base that will include typical end user support scenarios, FAQs, and triage steps that can be used by the Lenovo help-desk in troubleshooting problems associated with the Partner and Lenovo bundled solution.
(10)     Entire Agreement. This Amendment 1, together with the Agreement, constitutes the entire agreement between the Parties with respect to its subject matter and supersedes all other understandings or agreements not expressed in this Amendment 1 and the Agreement, whether oral or written. Except as set forth in this Amendment 1, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect. This Amendment 1 may be signed in one or more counterparts, each of which shall be deemed to be an original and all of which when taken together shall constitute one single agreement between the Parties. Any signed copy of this Amendment 1 made by reliable means (e.g., photocopy, facsimile) shall be considered an original.

[Signature page follows]

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment 1 to be signed by its duly authorized representative.
Accepted and Agreed to		Accepted and Agreed to

Lenovo PC HK Limited		LifeMed ID Inc.

/s/ John R. Pershke	1/24/17	/s/ James Mandel	9/2/2016
Authorized Signature	Date	Authorized Signature	Date

John R. Pershke		James Mandel
Printed name		Printed Name

VP, Lenovo		CEO / OrangeHook, Inc.
Title		Title

Accepted and Agreed to

OrangeHook, Inc.

		/s/ James Mandel	9/2/2016
		Authorized Signature	Date

James Mandel
Printed Name

CEO
Title